Exhibit 99.1

MONARCH FINANCIAL REPORTS GROWTH

AND RECORD 2ND QUARTER PROFITS

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported their best all-time and second quarter profits in the Company’s history. Second quarter 2012 highlights are:

•	Record 2nd quarter net income of $2,776,987, up 67%

•	Net income available to common shareholders was up 88%

•	Basic earnings per share of $0.40, up 90%

•	Total assets reach $995 million, with annual asset growth of $86 million

•	Non-performing assets of 0.85% of total assets

•	$606 million in mortgage loans closed

“Our second quarter 2012 represents the 14th record quarterly improvement in our profitability, and it was also the most profitable quarter in Monarch’s history. The leading drivers of our performance were record mortgage loan closings and strong net interest income from our banking operations. A high level of deposit growth focused on checking and money market accounts were used to support our strong bank and mortgage loan growth.” stated Brad E. Schwartz, Chief Executive Officer. “Our asset quality improved with non-performing assets dropping below one percent, which is a great achievement in the current environment. Our shareholders have been rewarded this year with an improved stock price, increased cash dividends, and major increases in our earnings per share, which have almost doubled from the previous year”.

Net income was $2,776,987 for the second quarter of 2012, up 67% from the same period in 2011, which was the Company’s previous record second quarter with $1,661,091 in net income. The quarterly annualized return on average equity (ROE) was 14.14%, and the quarterly return on average assets (ROA) was 1.18%. Quarterly basic earnings per share were $0.40, compared to $0.21 per share in the same quarter of 2011, a 90% improvement. Diluted earnings per share were $0.33, compared to $0.19 per share in the same quarter of 2011, a 74% improvement.

For the first six months of 2012 net income was a record $5,293,093 compared to $3,034,348 for the same period in 2011, a 74% increase. The six month annualized return on average equity (ROE) was 13.63%, and the annualized return on average assets (ROA) was 1.14%. Year to date basic earnings per share were $0.75 compared to $0.38 for the same period in 2011. Diluted earnings per share were $0.62 compared to $0.35 per share in the same quarter of 2011, a 77% improvement.

Total assets at June 30, 2012 increased to $995 million driven by increases in bank loans held for investment and mortgage loans held for sale. Portfolio loans held for investment grew $38 million year over year, while mortgage loans held for sale grew $166 million. Deposits increased $123 million year over year, primarily in checking and time deposit accounts. Short term time deposits and borrowings have been used to support the fluctuations in our short-term loans held for sale portfolio. This funding strategy, coupled with our focus on generating commercial demand deposits through our cash management team, continues to drive down overall funding costs and protect our net interest margin.

“We are pleased to report net loan growth, given the extremely competitive lending environment, especially with our higher credit standards. Deposit growth continued with checking and money market account growth leading the way.” stated Neal Crawford, President of Monarch Bank. “We are bullish on the future and our client-focused approach to doing business.”

Non-performing assets were 0.85%, which is significantly below that of our local, state, and national peer group. This was down from 1.20% in the first quarter of 2012 and 1.16% one year ago. Non-performing assets were $8.4 million, comprised of $715 thousand in loans 90 days or more past due and still accruing interest, $5.7 million in non-accrual loans and $2.0 million in other real estate owned. There were only three residential properties held at quarter end in other real estate owned, and one of those properties was sold in early July. The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. Provision expense for the second quarter was $1.5 million compared to $1.1 million for the same period in 2011. The allowance for loan losses represents 1.71% of total loans held for investment and 167% of non-performing loans.

Average equity to average assets was 8.34% during the second quarter of 2012, down from 9.51% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 12.76%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch again was awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 20% or $1,560,064 during the second quarter of 2012 compared to the same quarter in 2011. Our net interest margin was 4.39% compared to 4.55% in 2011, and was 4.43% year to date compared to 4.41% during the same period of 2011. The higher volume of lower rate mortgage loans held for sale, while providing incremental interest income, also contributed to the decline in this ratio since the end of 2011.

Non-interest income grew by $9.0 million during the second quarter over the previous year, while non-interest expenses grew by $8.4 million, reducing net overhead expense by $557 thousand for the second quarter compared to the previous year. Mortgage revenue continues to be the number one driver of non-interest income. $606 million in mortgage loans were closed during the quarter, which was a new Company record. Home purchase mortgage loans represented 52% of total closed loans, despite the strong refinance market driven by historically low rates.

“Not only did we have a record quarter for closed mortgage loans, we also surpassed $1.1 billion in loans for the first half of the year.” stated William T. Morrison, CEO of Monarch Mortgage. “We remain focused on loan quality and having the best team of mortgage bankers on the streets in all of our markets, from Maryland to North Carolina. Based on our current application levels we should easily surpass the previous record of $1.6 billion in loans we closed during 2011.”

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Suffolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina. Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	July 19, 2012

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30, 2012	December 31, 2011	June 30, 2011
ASSETS:
Cash and due from banks	$20,511	$20,091	$17,890
Interest bearing bank balances	47	1,467	1,629
Federal funds sold	6,142	10,188	13,034

Investment securities, at fair value	10,820	9,187	49,301

Loans held for sale	282,014	211,555	115,704

Loans held for investment, net of unearned income	626,464	607,612	588,785
Less: allowance for loan losses	(10,724)	(9,930)	(9,480)

Net loans	615,740	597,682	579,305

Bank premises and equipment, net	23,210	23,094	22,833
Restricted equity securities, at cost	4,885	6,421	7,175
Bank owned life insurance	7,069	6,946	7,472
Goodwill	775	775	775
Intangible assets, net	372	461	551
Accrued interest receivable and other assets	23,649	20,920	16,320

Total assets	$995,234	$908,787	$831,989

LIABILITIES:
Demand deposits - non-interest bearing	$178,520	$133,855	$117,181
Demand deposits - interest bearing	41,219	40,930	30,769
Money market deposits	307,392	269,750	307,466
Savings deposits	19,633	17,916	20,847
Time deposits	306,649	277,641	253,902

Total deposits	853,413	740,092	730,165

FHLB borrowings	31,325	70,927	9,026
Short term borrowings	5,000	—	—
Trust preferred subordinated debt	10,000	10,000	10,000
Accrued interest payable and other liabilities	14,256	10,921	8,689

Total liabilities	913,994	831,940	757,880

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, 793,300 issued and outstanding at June 30, 2012, 800,000 issued and outstanding at December 31, 2011 and June 30, 2011	3,967	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 6,029,475 shares (includes nonvested shares of 87,550) at June 30, 2012 and 5,999,989 shares (includes nonvested shares of 83,550) at December 31, 2011 and 5,951,839 shares (includes nonvested shares of 3,500) at June 30, 2011	29,709	29,582	29,742
Capital in excess of par value	22,728	22,476	22,374
Retained earnings	24,512	20,538	17,702
Accumulated other comprehensive loss	(299)	(363)	(351)

Total Monarch Financial Holdings, Inc. stockholders’ equity	80,617	76,233	73,467
Noncontrolling interest	623	614	642

Total equity	81,240	76,847	74,109

Total liabilities and stockholders’ equity	$995,234	$908,787	$831,989

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
INTEREST INCOME:
Interest on federal funds sold	$8,903	$12,960	$15,162	$40,001
Interest on other bank accounts	4,898	29	8,446	1,104
Dividends on equity securities	64,974	50,933	102,474	83,448
Interest on investment securities	51,090	49,589	97,321	90,140
Interest and fees on loans	10,853,754	9,600,504	21,734,790	19,043,714

Total interest income	10,983,619	9,714,015	21,958,193	19,258,407

INTEREST EXPENSE:
Interest on deposits	1,266,904	1,575,088	2,548,691	3,332,763
Interest on trust preferred subordinated debt	123,425	124,200	246,275	245,700
Interest on other borrowings	37,607	19,108	100,114	42,093

Total interest expense	1,427,936	1,718,396	2,895,080	3,620,556

NET INTEREST INCOME	9,555,683	7,995,619	19,063,113	15,637,851
PROVISION FOR LOAN LOSSES	1,484,400	1,099,696	3,415,079	2,101,150

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,071,283	6,895,923	15,648,034	13,536,701

NON-INTEREST INCOME:
Mortgage banking income	20,152,078	11,205,023	36,736,289	20,209,260
Service charges and fees	467,565	424,829	881,616	811,149
Other income	304,290	293,528	702,036	597,477

Total non-interest income	20,923,933	11,923,380	38,319,941	21,617,886

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,093,920	5,615,748	13,724,438	11,014,592
Commissions and incentives	10,352,665	5,181,545	19,084,866	9,033,205
Occupancy and equipment	1,715,098	1,385,880	3,314,179	2,772,913
Loan expense	2,184,323	1,595,597	3,799,454	2,951,020
Marketing expense	593,526	430,272	1,003,817	704,028
Data processing	363,342	278,015	709,332	583,848
Other expenses	2,202,905	1,574,819	3,751,503	3,128,025

Total non-interest expense	24,505,779	16,061,876	45,387,589	30,187,631

INCOME BEFORE TAXES	4,489,437	2,757,427	8,580,386	4,966,956

Income tax provision	(1,556,294)	(981,457)	(2,977,835)	(1,680,931)

NET INCOME	2,933,143	1,775,970	5,602,551	3,286,025

Less: Net income attributable to noncontrolling interest	(156,156)	(114,879)	(309,458)	(251,677)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$2,776,987	$1,661,091	$5,293,093	$3,034,348

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)	(780,000)	(780,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,386,987	$1,271,091	$4,513,093	$2,254,348

NET INCOME PER COMMON SHARE:
Basic	$0.40	$0.21	$0.75	$0.38
Diluted	$0.33	$0.19	$0.62	$0.35

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2012	2011	2012	2011
EARNINGS
Interest income	$10,983	$9,714	$21,958	$19,258
Interest expense	1,428	1,718	2,895	3,621
Net interest income	9,555	7,996	19,063	15,637
Provision for loan losses	1,484	1,100	3,415	2,101
Noninterest income	20,924	11,923	38,320	21,618
Noninterest expense	24,506	16,062	45,388	30,187
Pre-tax net income	4,489	2,757	8,580	4,967
Minority interest in net income	156	115	309	252
Income taxes	1,556	981	2,978	1,681
Net income	2,777	1,661	5,293	3,034

PER COMMON SHARE
Earnings per share - basic	$0.40	$0.21	$0.75	$0.38
Earnings per share - diluted	0.33	0.19	0.62	0.35
Common stock - per share dividends	0.05	0.07	0.09	0.07
Book value			10.08	8.98
Tangible book value			9.89	8.76
Closing market price (adjusted)			9.85	7.90
Average Basic Shares Outstanding	5,990,225	5,967,652	5,985,857	5,967,038
Average Diluted Shares Outstanding	8,504,501	8,562,757	8,492,934	8,565,699

FINANCIAL RATIOS
Return on average assets	1.18%	0.87%	1.14%	0.79%
Return on average stockholders’ equity	14.14	9.12	13.63	8.44
Net interest margin (FTE)	4.39	4.55	4.43	4.41
Non-interest revenue/Total revenue	65.6	55.1	63.6	52.9
Efficiency - Consolidated	80.3	80.4	78.9	80.8
Efficiency - Bank only	57.0	58.0	53.6	57.7
Average equity to average assets	8.34	9.51	8.36	9.31
Total risk based capital - Consolidated			12.15	13.23
Total risk based capital - Bank only			12.76	12.12

PERIOD END BALANCES
Total loans held for sale			$282,014	$115,704
Total loans held for investment			626,464	588,785
Interest-earning assets			931,660	775,217
Assets			995,234	831,989
Total deposits			853,413	730,165
Other borrowings			46,325	19,026
Stockholders’ equity			80,617	73,467

AVERAGE BALANCES
Total loans held for sale	$239,558	$101,553	$236,871	$104,336
Total loans held for investment	613,334	570,547	607,308	566,406
Interest-earning assets	884,896	714,370	874,339	725,100
Assets	947,060	768,170	934,122	778,206
Total deposits	827,258	669,385	810,469	679,122
Other borrowings	20,367	12,733	27,410	13,250
Stockholders’ equity	78,969	73,039	78,110	72,488

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,400	$9,503	$9,930	$9,038
Provision for loan losses	1,484	1,100	3,415	2,101
Charge-offs	1,403	1,537	2,897	2,134
Recoveries	243	414	276	475
Ending balance	10,724	9,480	10,724	9,480
Net charge-off loans to average loans	0.19	0.20	0.43	0.29

ASSET QUALITY RATIOS
Nonperforming assets to total assets			0.85%	1.16%
Allowance for loan losses to total loans held for investment			1.71	1.61
Allowance for loan losses to nonperforming loans			167.41	118.41

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due			$715	$165
Nonaccrual & Restructured debt			5,691	7,841
OREO			2,013	1,625

Nonperforming assets			8,419	9,631